Exhibit 10.2

NAVIDEA BIOPHARMACEUTICALS, INC.

425 Metro Place North, Suite 450

Dublin, Ohio 43017

December 13, 2012

Platinum Montaur Life Sciences, LLC

152 West 57th Street, 4th Floor

New York, New York 10019

Attention: Dr. Michael Goldberg

Re:	Automatic Conversion of Series B Convertible Preferred Stock

Ladies and Gentlemen:

Reference is hereby made to that certain Certificate of Designations, Voting Powers, Preferences, Limitations, Restrictions, and Relative Rights of Series B Convertible Preferred Stock (the “Series B Certificate”) of Navidea Biopharmaceuticals, Inc. (the “Company”), Section 9(a) of which provides, among other things, that all outstanding shares of Series B Preferred Stock shall automatically convert into Common Stock at the Conversion Rate on December 31, 2012 (the “December 2012 Automatic Conversion”), subject to the limitations set forth therein. Sections 3 and 10 of the Series B Certificate further provide that the powers, designations, preferences and rights of the Series B Preferred Stock may be amended, altered, changed or repealed with the written consent of not less than a majority of the then outstanding shares of Series B Preferred Stock. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Series B Certificate.

Platinum-Montaur Life Sciences, LLC and Platinum Partners Value Arbitrage Fund, L.P. (hereinafter referred to as “Platinum-Montaur”), as the sole holders of Series B Preferred Stock, and the Company, hereby agree that the provisions of the Series B Certificate providing for the December 2012 Automatic Conversion shall be deemed irrevocably waived by each of the Company and Platinum-Montaur through December 31, 2013, whereupon all outstanding shares of Series B Preferred Stock shall automatically convert into Common Stock at the Conversion Rate on that date, subject to the beneficial ownership limitations set forth in the Series B Certificate. The execution of this letter agreement by Platinum-Montaur and the Company shall only constitute a waiver of the operation of the December 2012 Automatic Conversion provisions contained in of the Series B Certificate, and will not operate as a waiver by Platinum Montaur or the Company of any other power, right or privilege under the Series B Certificate or preclude the further exercise thereof or of any other right power or privilege.

Please countersign this letter in order to evidence Platinum-Montaur’s agreement with this Agreement.

[Signature page follows]

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Navidea biopharmaceuticals, inc.

		By:	/s/ Brent L. Larson
		Name:	Brent L. Larson
		Title:	Senior VP and Chief Financial Officer

Acknowledged and agreed as of the date set forth above:

PLATINUM MONTAUR LIFE SCIENCES, LLC

By:	Platinum Partners Value Arbitrage Fund, L.P.

By:	Platinum Management (NY), LLC, General Partner

By:	/s/ Michael Goldberg
Name:	Michael Goldberg
Title:	Portfolio Manager

PLATINUM PARTNERS VALUE ARBITRAGE FUND, L.P.

By:	Platinum Management (NY), LLC, General Partner

By:	/s/ Michael Goldberg
Name:	Michael Goldberg
Title:	Portfolio Manager

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